EXHIBIT 5

                             Kirkland & Ellis
                          200 East Randolph Drive
                          Chicago, Illinois 60601


To call writer direct:                       Facsimile
(312) 861-2087                          (312) 861-2200


                             November 14, 1995



USG Corporation
125 South Franklin
Chicago, IL 60606-4678

Ladies and Gentlemen:

          We have acted as special counsel to USG Corporation, a Delaware corporation (the "Corporation"), in connection with a Registration Statement on Form S-3 filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as subsequently amended or supplemented (the Registration Statement, as amended or supplemented is hereinafter referred to as the "Registration Statement").

          The Corporation has provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Corporation of up to $300,000,000 aggregate offering price of (i) in one or more series, its debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, $1.00 par value per share, in one or more series ("Preferred Stock"), (iii) shares of common stock, $0.10 par value per share ("Common Stock"), or (iv) warrants to purchase shares of Common Stock ("Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Corporation and a trustee.
          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including
(i) the Restated Certificate of Incorporation of the Corporation;
(ii) the By-laws of the Corporation; (iii) records of the corporate proceedings of the Corporation with respect to the Securities; (iv) the Registration Statement and exhibits thereto; and (v) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion and such other matters of fact and law which we have deemed necessary in order to render this opinion.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Corporation, and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation.

          Based on the foregoing, we are of the opinion that:

          1. The Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. When (a) the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Indentures as executed and delivered do not violate any law applicable to the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation, and (e) assuming that the Indentures as executed and delivered comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any court or governmental or regulatory body having jurisdiction over the Corporation, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indentures will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Indentures.

          3. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Corporation, or a Special Committee authorized by the Board, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee and duly executed and delivered on behalf of the Corporation against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any court or governmental or regulatory body having jurisdiction over the Corporation, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Debt Securities.
          4. When (a) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation, and (e) assuming the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any court or governmental or regulatory body having jurisdiction over the Corporation, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

          5. The Corporation has the authority pursuant to its Restated Certificate of Incorporation, as amended, to issue up to 36,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Corporation, or a Special Committee authorized by the Board, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

          6. The Corporation has the authority pursuant to its Restated Certificate of Incorporation to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Corporation, or a Special Committee authorized by the Board, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          All of the opinions set forth above are subject to the following exceptions, limitations and qualifications:

          (a)  Our opinions are subject to the effect
          of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws).

          (b) The binding effect and enforceability of any agreement or document and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity
          (regardless of whether enforcement is
          considered in proceeding at law or in
          equity).

          (c)  The binding effect and the
          enforceability of any agreement or document are subject to the effect of laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness).

          (d)  We express no opinion as to the
          enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party.

          (e) Requirements that provisions may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of any documents.

          (f) Waivers of equitable rights and defenses may not be valid, binding or enforceable under state or federal law.

          (g)  We express no opinion as to the
          enforceability of any indemnification
          provisions.

          To the extent that the obligations of the Corporation under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the trustee and constitutes a legally valid, binding and enforceable obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as trustee under the applicable Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement.

          We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to issuance of the Securities.

          We render no opinion as to the laws of any jurisdiction other than the internal law of the State of Illinois and the United States of America and the internal corporate law of the State of Delaware.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                         Very truly yours,
                         KIRKLAND & ELLIS